Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of UnionBanCal Corporation and the several undersigned officers and directors whose signatures appear below, hereby makes, constitutes and appoints John F. Woods, Rolland D. Jurgens and Morris W. Hirsch and each of them acting individually, its, his and her true and lawful attorneys with power to act without any other and with full power of substitution, to prepare, execute, deliver and file in its, his and her name and on its, his and her behalf, and in each of the undersigned officer’s and director’s capacity or capacities as shown below, an Annual Report on Form 10-K for the year ended December 31, 2012, and all exhibits thereto and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, hereby ratifying and confirming all acts and things which said attorneys or attorney might do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, UnionBanCal Corporation has caused this power of attorney to be signed on its behalf, and each of the undersigned officers and directors, in the capacity or capacities noted, has hereunto set his or her hand as of the date indicated below.

UNIONBANCAL CORPORATION

By	/S/ MASASHI OKA	Dated: March 8, 2013
Name:	Masashi Oka
Title:	President and Chief Executive Officer

Signature	Title	Date

/S/ AIDA M. ALVAREZ Aida M. Alvarez	Director	March 7, 2013

/S/ NICHOLAS B. BINKLEY Nicholas B. Binkley	Director	March 8, 2013

/S/ L. DALE CRANDALL L. Dale Crandall	Director	March 8, 2013

/S/ MURRAY H. DASHE Murray H. Dashe	Director	March 8, 2013

/S/ CHRISTINE GARVEY Christine Garvey	Director	March 8, 2013

/S/ MOHAN S. GYANI Mohan S. Gyani	Director	March 8, 2013

/S/ KATSUMI HATAO Katsumi Hatao	Director	March 8, 2013

/S/ TAKEO HOSHI Takeo Hoshi	Director	March 8, 2013

/S/ TAKASHI MORIMURA Takashi Morimura	Director	March 8, 2013

Signature	Title	Date

/S/ KATSUNORI NAGAYASU Katsunori Nagayasu	Director	March 11, 2013

/S/ MASASHI OKA Masashi Oka	Director	March 8, 2013

/S/ BARBARA L. RAMBO Barbara L. Rambo	Director	March 8, 2013

/S/ DEAN A. YOOST Dean A. Yoost	Director	March 8, 2013